VERB Announces The Addition of Shopify For In-Video Product Purchasing

HOLLYWOOD, CA – February 21, 2019 – Verb Technology Company, Inc. (OTCQB: FUSZD) (formerly nFüsz, Inc.), a leader in business-focused interactive video, and the pioneer of Augmented Sales Intelligence software, announces the Company has joined the Shopify Affiliate Program. Verb users will now be able to create a Shopify web store and add interactive taggs to their product videos that, when clicked, allow viewers to purchase products right in and through the video. Shopify will share revenue with Verb from users that sign-up for Shopify accounts originating through Verb’s taggCRM applications.

“Listening to user feedback, it’s remarkable how many people have products that they want to sell, but don’t have the online presence or e-commerce capabilities to do so effectively,” stated Rory J. Cutaia, CEO of Verb. “Providing our users an outlet to build their online presence through Shopify, and then market and sell their products using Verb’s tagg video technology, reduces friction from the sales process and gives our users the power to grow their businesses rapidly. Because of the strong and abundant interest our users have expressed in bundling an e-commerce solution with our taggCRM app, we expect the revenue derived through our Shopify affiliation to be an additional profit center for us, as we can continue to build stockholder value.”

About VERB

VERB Technology Company, Inc. (OTCQB: FUSZD) [formerly nFusz, Inc.], is rapidly emerging as the market leader in interactive video data collection and analysis applications. VERB provides customer relationship management (“CRM”), lead generation, and video marketing software applications under the brand name TAGG. The Company’s proprietary and patent pending technology produces real-time, measurable results with customers reporting greater than 600% increases in conversion rates. The Company’s software-as-a-service (SaaS) products are cloud-based, accessible on all mobile and desktop devices, and are available by subscription for individual and enterprise users. The Company’s technology is integrated into popular ERP, CRM, and marketing platforms, including Oracle NetSuite, Adobe Marketo, and integrations into Salesforce.com, Odoo, and Microsoft, among others are underway. The Company’s newest applications include TaggCRM, the premier mobile app for entrepreneurs; TaggMED, for the healthcare industry; TaggEDU, for the education industry; and TaggNGO, for non-profit organizations. Coming soon is the release of TaggLIVE, our Facebook app, allowing users to add clickable ‘taggs’ to their live Facebook broadcasts in real-time. To create and tagg your own videos that you can share and post to social, try TaggLITE, available for FREE on our website.

For more information, please visit: www.myverb.com

CONTACT INFORMATION

Please address media inquiries to: info@myverb.com

855.250.2300, extension 7

Please address investor inquiries to: investors@myverb.com

855.250.2300, extension 2

Forward-Looking and Cautionary Statements

This press release may contain “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and other filings with the U. S. Securities and Exchange Commission (available at www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.